As filed with the Securities and Exchange Commission on April 23, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NCI BUILDING SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	76-0127701
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

10943 North Sam Houston Parkway West	77064
Houston, Texas 77064	(Zip Code)
(Addresses of Principal Executive Offices)

NCI Building Systems, Inc. 2003 Long-Term Stock Incentive Plan
(As Amended and Restated effective February 19, 2010)
NCI Building Systems, Inc. Deferred Compensation Plan
(As Amended and Restated effective December 1, 2009)
(Full title of the plans)

Todd R. Moore
Executive Vice President and General Counsel
10943 North Sam Houston Parkway West
Houston, Texas 77064
(Name and address of agent for service)
(281) 897-7788
(Telephone number, including area code, of agent for service)

copy to:
John M. Allen, Jr.
Debevoise & Plimpton LLP
919 Third Avenue
New York, NY 10022
(212) 909-6611

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Calculation of Registration Fee

Proposed
			Proposed	maximum
	Title of Securities	Amount to be	maximum offering	aggregate offering	Amount of
Name of Plan	to be registered	registered(1)	price per share(2)	price(2)	registration fee
NCI Building Systems, Inc. 2003 Long-Term Stock Incentive Plan	Common Stock $0.01
	par value per share	5,668,000	$14.09	$79,862,120.00	$5,694.17
NCI Building Systems, Inc. Deferred Compensation Plan	Common Stock $0.01
	par value per share	400,000	$14.09	$5,636,000.00	$401.85

(1)	Pursuant to Rule 416(a), the number of shares of Common Stock registered hereunder includes such indeterminate additional shares of Common Stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends and similar transactions.

(2)	Estimated pursuant to Rule 457(h) solely for the purpose of computing the registration fee based upon the average of the high and low prices reported in the consolidated reporting system for the Common Stock on the New York Stock Exchange on April 19, 2010.

2

PART I
INFORMATION REQUIRED IN THE SECTION 10 PROSPECTUS
Item 1. Plan Information.*
Item 2. Registrant Information and Employee Plan Annual Information.*

*	This Registration Statement on Form S-8 (the “Registration Statement”) is being filed by NCI Building Systems, Inc. (the “Company“or “Registrant”) with respect to its 2003 Long-Term Stock Incentive Plan (the “LTIP”) and its Deferred Compensation Plan (the “DCP” and together with the LTIP, the “Plans”) referred to on the cover of this Registration Statement. Information required by Part I to be contained in the Section 10(a) prospectus for both plans is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the Note to Part I of Form S-8. The document(s) containing the information required in Part I of this Registration Statement will be sent or given to each of the Company’s employees who is eligible to participate in the Plans, as specified by Rule 428(b)(1) under the Securities Act. Such document(s) are not being filed with the Securities and Exchange Commission (the “Commission”) but constitute (together with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

I-1

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
EXPLANATORY NOTE
     This registration statement on Form S-8 registers additional securities of the same class as other securities for which registration statements on Form S-8 relating to the NCI Building Systems, Inc. 2003 Long-Term Incentive Plan are effective. Accordingly, pursuant to General Instruction E to Form S-8, NCI Building Systems, Inc. hereby incorporates by reference herein the contents of such registration statements on Form S-8 (Registration No. 333-111139, Registration No. 333-124266 and Registration No. 333-162568 (together the “Previous Registration Statements”)), including any amendments thereto or filings incorporated therein, and hereby deems such contents to be a part hereof, except as otherwise updated or modified by this registration statement. The number of shares registered in each of the Previous Registration Statements has been adjusted to reflect our 1-for-5 reverse stock split effected on March 5, 2010.
Item 3. Incorporation of Documents by Reference
     The Registrant is incorporating by reference into this Registration Statement the following documents filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):
•	the Registrant’s annual report on Form 10-K for the fiscal year ended November 1, 2009;

•	all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since November 1, 2009; and

•	the description of the Registrant’s Common Stock contained in the Registrant’s Form 8-A, filed on July 20, 1998, and any subsequent amendment thereto filed for the purpose of updating such description.
     All other documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold and that deregisters all securities that remain unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.
     Any statement contained in this Registration Statement or a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that is deemed to be incorporated by reference in this Registration Statement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities
     Not applicable.
Item 5. Interests of Named Experts and Counsel
     Not Applicable.
Item 6. Indemnification of Directors and Officers
     Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’

fees, judgments, fines, and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s charter, by-laws, disinterested director vote, stockholder vote, agreement, or otherwise.
     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:
•	any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or unlawful stock purchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.
     The Registrant’s certificate of incorporation provides that a director will not be liable to us or our stockholders for acts or omissions as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware statutory or decisional law. The Registrant’s Amended and Restated By-Laws provide that each current or former director, officer or employee of the Registrant or each such person who is or was serving or who had agreed to serve another corporation, trust or other enterprise in any capacity at the Registrant’s request, will be indemnified by the Registrant to the full extent permitted by law for liability arising from such service. The Registrant’s Amended and Restated By-Laws require us to advance expenses incurred in defending a civil or criminal action, suit or proceeding, so long as the person undertakes in writing to repay such amounts if it is ultimately determined that such person is not entitled to indemnification. In addition, the Registrant’s by-laws authorize the Registrant to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or each such person who was serving at the Registrant’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by such person in any such capacity, or arising out of his status as such, whether or not the Registrant would have the power or the obligation to indemnify him against such liability.
     The Registrant has entered into written indemnification agreements with its directors and certain of its officers. Under these agreements, if an officer or director makes a claim of indemnification to the Registrant, either a majority of the independent directors or independent legal counsel selected by the independent directors must review the relevant facts and make a determination, within 45 days of the Registrant’s receipt of such claim, whether the officer or director has met the standards of conduct under Delaware law that would permit (under Delaware law) and require (under the indemnification agreement) the Registrant to indemnify the officer or director.
     Please read “Item 9. Undertakings” for a description of the Commission’s position regarding such indemnification provisions.
Item 7. Exemption from Registration Claimed
     Not Applicable.

Item 8. Exhibits
     See Exhibit Index, which is incorporated herein by reference.
Item 9. Undertakings
     (a) The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on April 23, 2010.

NCI BUILDING SYSTEMS, INC.
By:	/s/ Norman C. Chambers
Norman C. Chambers
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on April 23, 2010 by the following persons in the capacities indicated.

Name	Title

/s/ Norman C. Chambers	President, Chief Executive Officer and Director (Principal Executive Officer)
Norman C. Chambers

*Mark E. Johnson	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

*Kathleen J. Affeldt	Director

*James G. Berges	Director

*Gary L. Forbes	Director

*John J. Holland	Director

*Lawrence J. Kremer	Director

*George Martinez	Director

*Nathan K. Sleeper	Director

*Jonathan L. Zrebiec	Director

*	Norman C. Chambers, by signing his name hereto on the 23rd day of April, 2010, does hereby sign this document pursuant to powers of attorney duly executed by the Officers and Directors named above, filed with the Commission on behalf of such Officers and Directors, all in the capacities and on the date indicated.

/s/ Norman C. Chambers
Norman C. Chambers, Attorney in Fact

INDEX TO EXHIBITS

Exhibit
Number	Description
4.1	Restated Certificate of Incorporation, as amended through September 30, 1998 (filed as Exhibit 3.1 to NCI’s Annual Report on Form 10-K for the fiscal year ended November 2, 2002 and incorporated by reference herein)

4.2	Certificate of Amendment to Restated Certificate of Incorporation, effective as of March 12, 2007 (filed as Exhibit 3.2 to NCI’s Quarterly Report on Form 10-Q for the quarter ended April 29, 2007 and incorporated by reference herein)

*4.3	Certificate of Amendment to Restated Certificate of Incorporation, effective as of March 5, 2010

4.4	Third Amended and Restated By-Laws, effective as of February 19, 2010 (filed as Exhibit 3.1 to NCI’s Current Report on Form 8-K dated February 24, 2010 and incorporated by reference herein)

*4.5	NCI Building Systems, Inc. Deferred Compensation Plan (as Amended and Restated effective December 1, 2009)

*4.6	NCI Building Systems, Inc. 2003 Long-Term Stock Incentive Plan (As Amended and Restated effective February 19, 2010)

*5.1	Opinion of Debevoise & Plimpton LLP

*23.1	Consent of Debevoise & Plimpton LLP (included in Exhibit 5.1)

*23.2	Consent of Independent Registered Public Accounting Firm

*24.1	Power of Attorney

*	Filed herewith